UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2018

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2018, XOMA Corporation, through its wholly-owned subsidiary, XOMA (US) LLC (the “Company”), entered into a Royalty Purchase Agreement (the “Royalty Purchase Agreement”) with Agenus Inc., and certain of its affiliates (collectively, “Agenus”). Pursuant to the terms of the Royalty Purchase Agreement, the Company purchased from Agenus the right to receive low- to mid-single digit royalties from Incyte Europe Sarl (“Incyte”) (net of certain royalties payable by Agenus to a third party) and 10% of all future developmental, regulatory and sales milestones on sales of six Incyte immuno-oncology assets, with the exception of an expected near-term milestone associated with the entry of INCAGN2390 (anti-TIM-3) into the clinic. In addition, the Company purchased from Agenus the right to receive low single digit royalties from Merck Sharp & Dohme Corp. (“Merck”) and 10% of all future developmental, regulatory and sales milestones on sales of an undisclosed Merck immuno-oncology product currently in clinical development. Pursuant to the Royalty Purchase Agreement, the Company is eligible to receive up to $59.5 million in potential development, regulatory and commercial milestones.

Under the terms of the Royalty Purchase Agreement, the Company paid Agenus $15 million (the “Closing Amount”). The Company has financed $7.5 million of the Closing Amount by drawing a term loan under its Loan and Security Agreement with Silicon Valley Bank dated May 7, 2018, previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three-month period ending June 30, 2018.

The Royalty Purchase Agreement contains customary representations, warranties, covenants and indemnities. The Royalty Purchase Agreement will terminate six (6) months following receipt by the Company of all royalty payments to which it is entitled thereunder.

The transaction closed on September 20, 2018.

The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2018. Certain terms of the Royalty Purchase Agreement have been omitted from this Form 8-K and will be omitted from the version to be filed as an exhibit to the Form 10-Q pursuant to a Confidential Treatment Request that the Company plans to submit to the Securities and Exchange Commission at the time of the filing of the Form 10-Q. On September 21, 2018, the Company issued a press release attached hereto as Exhibit 99.1

Item 2.01	Completion or Acquisition or Disposition of Assets.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated September 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: September 21, 2018	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer